UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017 (July 28, 2017)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza		Lot 22 Mason Road
263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901		Kwinana Beach, WA 6167 Australia
(Address and Zip Code of principal executive offices)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Fourth Amendment to Term Loan Agreement

On July 28, 2017, Tronox Limited (the “Company”) and certain of its subsidiaries entered into a Fourth Amendment to Credit and Guaranty Agreement (the “Term Loan Amendment”) with the lender parties thereto and Goldman Sachs Bank USA, as Administrative Agent, which amends the Company’s Credit and Guaranty Agreement with Goldman Sachs Bank USA and certain other lenders thereto, dated February 8, 2012 (as amended by a First Amendment to Credit and Guaranty Agreement dated as of May 11, 2012, a Second Amendment to Credit and Guaranty Agreement dated as of March 19, 2013 and a Third Amended to Credit and Guaranty Agreement dated as of April 23, 2014).

The Term Loan Amendment includes consent from the requisite lenders therein to the sale of the Company’s alkali business (the “Alkali Sale”) as previously announced by the Company on August 2, 2017. Among other things, the Term Loan Amendment further permits the Company to retain the proceeds of the Alkali Sale and, subject to the specified reinvestment period, utilize some or all of such proceeds for the payment of a portion of the purchase price of the titanium dioxide business of The National Titanium Dioxide Company Ltd. (“Cristal”) and Cristal Inorganic Chemicals Netherlands Cooperatief W.A., a wholly-owned subsidiary of Cristal, pursuant to a certain Transaction Agreement dated as of February 21, 2017, as previously announced on such date.

Consent to ABL Credit Agreement

In addition, on July 28, 2017, the Company and certain of its subsidiaries entered into a Consent to Credit Agreement (the “ABL Consent”) with the lender parties thereto and UBS AG, Stamford Branch as Administrative Agent, in respect of the Company’s Amended and Restated Revolving Syndicated Facility Agreement (the “ABL Facility”), dated as of April 1, 2015. The ABL Consent includes consent from the requisite lenders therein to the Alkali Sale to the extent occurring prior to the second quarter of 2018. The ABL Consent is subject to certain other conditions including (i) the provision of an updated Borrowing Base Certificate (as defined under the ABL Facility) giving effect to the Alkali Sale and (ii) the application of certain Alkali Sale proceeds, to the extent constituting Revolving Loan Priority Collateral (as defined under the ABL Facility), to repay the ABL Facility (subject to the reborrowing rights thereunder).

The foregoing descriptions of the Term Loan Amendment and the ABL Consent are summaries thereof only, do not purport to be complete and are qualified in their entirety by reference to the underlying Term Loan Amendment and the ABL Consent, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Exhibits

Exhibit No.	Description

10.1
Fourth Amendment to Credit and Guaranty Agreement dated July 28, 2017, by and among, inter alia, Tronox Limited, Tronox Australia Holdings PTY Limited, Tronox Management PTY Limited, Tronox Holdings Cooperatief U.A., Tronox Pigments (Netherlands) B.V. and Goldman Sachs Bank USA.

10.2*
Consent to Amended and Restated Revolving Syndicated Facility Agreement dated July 28, 2017, by and among, inter alia, Tronox Limited, Tronox Australia Holdings PTY Limited, Tronox Management PTY Limited, Tronox Holdings Cooperatief U.A., Tronox Pigments (Netherlands) B.V. and UB AG, Stamford Branch.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2017

TRONOX LIMITED

By:	/s/ Richard L. Muglia
Richard L. Muglia
Senior Vice President, General
Counsel and Secretary